SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 12, 2006

CLARKSTON FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification No.)

6600 Highland Road, Suite 24 Waterford, Michigan (Address of principal executive office)	48327 (Zip Code)

Registrant’s telephone number,
including area code: (248) 625-8585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.      Results of Operations and Financial Condition.

On May 15, 2006, Clarkston Financial Corporation issued a press release announcing revised results for the first quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.06      Material Impairments.

On May 12, 2006, the Board of Directors of Clarkston State Bank (the “Bank”), the wholly owned subsidiary of Clarkston Financial Corporation (the “Corporation”), authorized an aggregate provision for loan losses of $832,000 for the quarter ended March 31, 2006. Of this provision, approximately $559,000 relates primarily to an aggregate principal balance of approximately $1.01 million of impaired loans to three commercial borrowers. The borrowers have been unable to meet the repayment terms of the loans as a result of severe deterioration in the financial condition of the businesses. The loans are secured by liens on commercial real estate, accounts receivable, and inventory, but in all cases the collateral is no longer of a sufficient value to cover the outstanding principal balances on the loans. In addition to specific reserves, these impairments have affected the Corporation’s loss history resulting in additional provision requirements for loan losses.

The level of the provision made in connection with the loans reflects the amount necessary to maintain the allowance for loan losses at an adequate level, based upon the Bank’s current analysis of losses inherent in its loan portfolio, with respect to loans held at March 31, 2006. Bank management is continuing to evaluate the financial condition of the borrowers and the value of the collateral. The impairment charge is based on the information currently available and may change as new information is received. The ultimate amount of the impairment, and the potential losses to the Bank, may be higher or lower depending on the realizable value of the collateral. The Bank may be required to make additional provisions with respect to these loans if the realizable value of the collateral is less than presently estimated. The Bank may recognize a recovery of the provision if the realizable value is higher than anticipated.

The Bank’s out-of-pocket expenditures in connection with the resolution of the loans could vary, depending on the length of time, and number of hours of professional assistance required to finally resolve the loans, the nature of the proceedings in which the loans are resolved, and other factors not susceptible to precise estimation, and they could be higher or lower. Such costs are added to the balance of the outstanding loans and are subject to recovery if there is sufficient realizable value.

Item 9.01.      Financial Statements and Exhibits.

Exhibit

99.1      Press release dated May 15, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2006	CLARKSTON FINANCIAL CORPORATION (Registrant) By: /S/ James W. Distelrath —————————————— James W. Distelrath Chief Financial Officer